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                                                                   EXHIBIT 23.10

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-4 of our report dated September 11, 1997 on the combined statement of revenues and certain expenses of Ninety Park Avenue for the year ended December 31, 1996, which report appears in the Form 8-K of Vornado Realty Trust dated August 21, 1997, as amended, and to the reference to us under the heading 'Experts' in the Proxy Statement/Prospectus, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

Parsippany, New Jersey
September 29, 1997